FOR IMMEDIATE RELEASE


 CORRECTING AND REPLACING BERKSHIRE HILLS BANCORP, INC. TO ISSUE SECOND QUARTER
                       EARNINGS RELEASE ON JULY 25, 2006;
            CONFERENCE CALL SET FOR JULY 26, 2006 AT 10:00 A.M. (ET)


(DUE TO A TYPOGRAPHICAL ERROR REFERENCING THE FIRST QUARTER INSTEAD OF THE SECOND QUARTER IN THE BERKSHIRE HILLS BANCORP, INC. PRESS RELEASE ISSUED TUESDAY, JUNE 20, 2006 AT 10:00 A.M. ET, BERKSHIRE HILLS BANCORP., INC. HAS REISSUED AN AMENDED PRESS RELEASE AS FOLLOWS:)



PITTSFIELD, MA, JUNE 20, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank (the "Bank"), today announced that it will issue its earnings release for the quarter ending June 30, 2006, at approximately 4:15 P.M. eastern time on Tuesday, July 25, 2006.

The Company will conduct a post-earnings conference call at 10:00 A.M. eastern time on Wednesday, July 26, 2006. President and Chief Executive Officer Michael
P. Daly and Chief Financial Officer Wayne F. Patenaude will discuss highlights of the Company's second quarter financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID #205656
                                    (Both are needed to access the Replay)
         Replay Dates:              July 26, 2006 at 1:00 P.M. (ET) through
                                    August 4, 2006 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call 800-773-5601.


MEDIA AND INVESTOR CONTACT:

WAYNE F. PATENAUDE
413-236-3195
wpatenaude@berkshirebank.com
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